Exhibit 10.1

DEBT ASSUMPTION AGREEMENT

This DEBT ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of February 22, 2010, by and between Accountabilities, Inc., a Delaware corporation (the “Company”) and Tri-State Employment Services, Inc., a Nevada corporation (“Tri-State”).

WHEREAS, the Company, ReStaff Services, Inc., and its owner, Rhonda Faria, also known as Rhonda Ramich (collectively hereby referred to as “ReStaff”) had previously entered into an Asset Purchase Agreement, dated February 26, 2007 (the “Asset Agreement”), and thereafter a dispute arose among the Company and ReStaff regarding an alleged breach of the Asset Agreement;

WHEREAS, the parties to the Asset Agreement began to engage in settlement talks and Tri-State indicated its willingness to assume any monetary obligations of the Company arising from any such settlement in exchange for shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”);

WHEREAS, the Company has experienced and continues to experience liquidity issues, including debt service obligations and insufficient operating cash flow and therefore Tri-State’s willingness to assume any such debt was a fundamental aspect of the Company’s willingness to enter into a possible settlement with ReStaff;

WHEREAS, a Special Committee of the Board of Directors of the Company determined that it would be in the best interests of the Company to exchange shares of the Company’s Common Stock for Tri-State’s agreement to assume debt relating to any such settlement;

WHEREAS, on February 5, 2010, the Company entered into a Settlement and Release Agreement (the “Settlement Agreement”) with ReStaff whereby all obligations owed by the Company to ReStaff were released in exchange for a series of payments from the Company totaling $545,000 (the “Settlement Amount”); and

WHEREAS, in exchange for 3,666,667 shares of the Company’s Common Stock, Tri-State hereby agrees to assume from the Company the obligation to pay, perform and discharge the Settlement Amount (the “Assumed Obligations”).

NOW THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

Section 1.         ASSUMPTION OF OBLIGATIONS

1.1       Assumption.  Tri-State hereby assumes and covenants to pay, perform and discharge all of the liabilities and obligations of the Company with respect to the Assumed Obligations.  Tri-State agrees that the payments to be made in connection with the Assumed Obligations shall be made to ReStaff in accordance with the terms of Section 3.06 of the Settlement Agreement and the Payment Schedule attached thereto as Exhibit A (which is attached hereto for ease of reference as Appendix I).  Tri-State does not hereby assume or become responsible for any liabilities or obligations other than the Assumed Obligations.  The parties hereto agree that the term “Assumed Obligations” is to be applied retroactively and includes any and all payments made to ReStaff pursuant to Section 3.06 of the Settlement Agreement prior to the date hereof.  The Company hereby confirms that all such payments which were due and owing to ReStaff prior to the date hereof have been paid in full in accordance with the Settlement Agreement.

1.2       Company Common Stock.  On the date hereof, the Company agrees to issue and deliver the Company Common Stock to Tri-State, and Tri-State hereby agrees to accept the Company Common Stock in consideration for the assumption of the Assumed Obligations.  The Company will deliver to Tri-State on the date hereof a certificate or certificates representing the Company Common Stock, registered in the name of Tri-State or, if requested by Tri-State, in the name of an affiliate of Tri-State or nominee for Tri-State or such affiliate’s benefit.

1.3       Further Assurances.  If at any time any further action is necessary to effect the transactions contemplated hereby, each party hereto will take such further reasonable action (including executing and delivering any further instruments and documents, obtaining any permits and consents and providing any reasonably requested information) as any other party may reasonably request, all at the requesting party’s sole cost and expense.

Section 2.         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents, warrants and covenants to Tri-State as follows:

2.1       Existence and Power.  The Company (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions described herein.

2.2       Authorization; Binding Effect.  The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement and the consummation of the transactions described herein by the Company have been duly authorized by all requisite action on the part of the Company.  This Agreement is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforcement (i) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and (ii) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.

2.3       No Conflicts.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issue and sale of the Company Common Stock) will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) violate any provision of any existing law, statute, rule, regulation or ordinance applicable to the Company, (iii) any order, writ, judgment, award or decree of any court, governmental authority, bureau or agency to which the Company is a party or by which it may be bound or (iv) any contract or other agreement or undertaking to which the Company is a party or by which the Company may be bound.

2.4       Authorization and Issuance of Company Common Stock.  The Company has a sufficient number of authorized and unissued and unreserved shares of common stock available in order to issue the Company Common Stock in accordance with the terms of this Agreement.  Upon issuance, the Company Common Stock will have been duly and validly authorized and issued and will be fully paid and non-assessable free and clear of any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

2.5       Governmental Consent. Other than possible filings with the Securities and Exchange Commission, none of the execution, delivery or performance of this Agreement (including the offer, issue and sale of the Company Common Stock) require the consent, approval or authorization of, or filing, registration or qualification with, any governmental authority.

Section 3.         REPRESENTATIONS AND WARRANTIES OF TRI-STATE

Tri-State hereby represents, warrants and covenants to the Company as follows:

3.1       Due Authorization. Tri-State represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by Tri-State and constitutes the valid and binding obligation of Tri-State, enforceable against it in accordance with its terms, except that such enforcement (x) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and (y) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.

Section 4.         MISCELLANEOUS

4.1       Notices.  All communications under this Agreement shall be in writing and shall be delivered by first class mail, overnight mail through a national reputable delivery service, by hand or confirmed facsimile transmission to the address or facsimile number for such party on the signature page hereto.  Notices under this Agreement shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified on the signature page hereto prior to 5:30 p.m. (New York City time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified on the signature page hereto later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

4.2       Survival. All representations and warranties made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of the Company Common Stock.

4.3       Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other party hereto.

4.4       Amendment and Waiver.  This Agreement may not be amended, modified or waived except by an instrument in writing signed on behalf of each of the parties hereto.

4.5       Counterparts. This Agreement may be executed in one or more counterparts each of which shall be an original and all of which together shall constitute one and the same instrument.  Any signature delivered by facsimile shall have the legal effect of the original thereof.

4.6       Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

4.7       Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws.

4.8       Expenses. Each of the parties to this Agreement shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

4.9       Entire Agreement. This Agreement, together with all exhibits, including any schedules hereto constitutes the entire agreement among the parties pertaining to the transactions contemplated hereby and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties on such matter.

4.10     Waiver of Jury Trial.  EACH OF THE COMPANY AND TRI-STATE HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LAWSUIT, PROCEEDING OR ACTION TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR TO BE DELIVERED IN CONNECTION WITH THIS AGREEMENT AND AGREES THAT ANY LAWSUIT, PROCEEDING OR ACTION WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

ACCOUNTABILITIES, INC.

By:	/s/ Jay H. Schecter
Name: Jay H. Schecter
Title: Chief Executive Officer

Address:

160 Broadway, 11th Floor
New York, New York 10036
Attention:
Facsimile No.:

TRI-STATE EMPLOYMENT SERVICES, INC.

By:	/s/ Robert Cassera
Name: Robert Cassera
Title: President

Address:

160 Broadway, 15th Floor
New York, New York 10036
Attention:
Facsimile No.:

Appendix I

Payment Schedule

2/12/10	$5,000
2/19/10	$5,000
2/26/10	$5,000
3/5/10	$30,000
3/12/10	$5,000
3/19/10	$5,000
3/26/10	$5,000
4/2/10	$5,000
4/6/10	$25,000
4/9/10	$5,000
4/16/10	$5,000
4/23/10	$5,000
4/30/10	$5,000
5/7/10	$5,000
5/14/10	$5,000
5/21/10	$5,000
5/28/10	$5,000
6/4/10	$30,000
6/11/10	$5,000
6/18/10	$5,000
6/25/10	$5,000
7/2/10	$5,000
7/9/10	$5,000
7/16/10	$5,000
7/23/10	$5,000
7/30/10	$5,000
8/4/10	$25,000
8/6/10	$5,000
8/13/10	$5,000
8/20/10	$5,000
8/27/10	$5,000
9/3/10	$5,000
9/10/10	$5,000
9/17/10	$5,000
9/24/10	$5,000
10/1/10	$30,000
10/8/10	$5,000
10/15/10	$5,000
10/22/10	$5,000
10/29/10	$5,000
11/5/10	$5,000

11/12/10	$5,000
11/19/10	$5,000
11/24/10	$5,000
12/3/10	$30,000
12/10/10	$5,000
12/17/10	$5,000
12/24/10	$5,000
12/31/10	$5,000
1/7/11	$5,000
1/14/11	$5,000
1/21/11	$5,000
1/28/11	$5,000
1/31/11	$25,000
2/4/11	$5,000
2/11/11	$5,000
2/18/11	$5,000
2/25/11	$5,000
3/4/11	$5,000
3/11/11	$5,000
3/18/11	$5,000
3/25/11	$5,000
4/1/11	$30,000
4/8/11	$5,000
4/15/11	$5,000
4/22/11	$5,000
4/29/11	$5,000

Total	$520,000.00